UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2006

Date of Report (Date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

650-421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statement and Exhibits.

As previously reported on a Current Report on Form 8-K dated September 13, 2006 (the “Initial 8-K”), on September 12, 2006, FoxHollow Technologies, Inc. (“FoxHollow”) completed its acquisition of Kerberos Proximal Solutions, Inc. (“Kerberos”).

This Form 8-K/A is being filed to amend the Initial 8-K to include the financial statements of Kerberos and the pro forma financial information relating to FoxHollow’s acquisition of Kerberos referred to below. Such information should be read in conjunction with the Initial 8-K.

(a) Financial statements of the businesses acquired.

The following financial statements are filed herewith:

•	Audited financial statements of Kerberos as of December 31, 2005 and 2004;

•	Unaudited condensed interim balance sheets of Kerberos as of June 30, 2006 and December 31, 2005; and

•	Unaudited condensed financial information of Kerberos for the six months ended June 30, 2006 and 2005.

(b) Unaudited pro forma financial information.

The following pro forma financial information is filed herewith:

•	Unaudited pro forma condensed combined balance sheet as of June 30, 2006;

•	Unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005; and

•	Unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2006.

Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 26, 2006, among FoxHollow Technologies, Inc., Navajo Acquisition Corporation, Kerberos Proximal Solutions Inc., and the Principal Stockholders, Stockholders’ Representatives and Exchange Agent named therein.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

*	Filed as Exhibit 2.1 to FoxHollow’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2006 and incorporated herein by reference.

Item 9.01 (a) Financial Statements of the Business Acquired

Kerberos Proximal Solutions, Inc.

Report of Independent Auditors

To the Board of Directors and Stockholders of

Kerberos Proximal Solutions, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders’ deficit and redeemable convertible preferred stock and of cash flows present fairly, in all material respects, the financial position of Kerberos Proximal Solutions, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

June 23, 2006, except for the second paragraph of Note 11, as to which the date is July 6, 2006.

KERBEROS PROXIMAL SOLUTIONS, INC.

BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$4,902	$10,234
Accounts receivable	203	—
Inventories	266	189
Prepaid expenses and other current assets	114	249

Total current assets	5,485	10,672

Property and equipment, net	197	194
Other assets	32	60

Total assets	$5,714	$10,926

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$114	$168
Accrued liabilities	401	97
Term loan, current position	384	—

Total current liabilities	899	265

Term loan, net of current position	1,585	—

Total liabilities	2,484	265

Commitments (Note 8)
Redeemable convertible preferred stock: $0.001 par value; 6,100,291 shares authorized; 5,923,561 shares issued and outstanding at December 31, 2005 and 2004 (Liquidation value $19,912 at December 31, 2005)	19,581	19,581

Stockholders’ deficit:
Common stock: $0.001 par value; 15,000,000 shares authorized; 1,523,695 and 1,515,782 shares issued and outstanding at December 31, 2005 and 2004, respectively	2	2
Additional paid-in capital	678	620
Accumulated deficit	(17,031)	(9,542)

Total stockholders’ deficit	(16,351)	(8,920)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$5,714	$10,926

The accompanying notes are an integral part of these financial statements.

KERBEROS PROXIMAL SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

(in thousands)

	Years Ended December 31,
	2005	2004
Revenue	$743	$—
Cost of goods sold	464	—

Gross profit	279	—

Operating expenses
Research and development	2,173	3,002
Sales and marketing	2,149	—
General and administrative	3,454	1,105

Total costs and expenses	7,776	4,107

Loss from operations	(7,497)	(4,107)

Interest and other income and (expense), net	8	(2)

Net loss	$(7,489)	$(4,109)

The accompanying notes are an integral part of these financial statements.

KERBEROS PROXIMAL SOLUTIONS, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT AND REDEEMABLE CONVERTIBLE PREFERRED STOCK

(in thousands, except share amounts)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances at December 31, 2003	2,110,076	$5,701	1,493,379	$2	$479	$(5,433)	$(4,952)
Exercise of stock options	—	—	7,403	—	1	—	1
Issuance of Series B-2 preferred stock, net of issuance costs	290,215	2,989	—	—	—	—	—
Issuance of common stock for services	—	—	15,000	—	4	—	4
Issuance of Series C preferred stock, net of issuance costs	3,523,270	10,891	—	—	—	—	—
Issuance of warrants in conjunction with loan agreement	—	—	—	—	137	—	137
Nonemployee stock-based compensation	—	—	—	—	(1)	—	(1)
Net loss	—	—	—	—	—	(4,109)	(4,109)

Balances at December 31, 2004	5,923,561	19,581	1,515,782	2	620	(9,542)	(8,920)
Exercise of stock options	—	—	7,913	—	2	—	2
Issuance of warrants in conjunction with loan agreement	—	—	—	—	34	—	34
Nonemployee stock-based compensation	—	—	—	—	22	—	22
Net loss	—	—	—	—	—	(7,489)	(7,489)

Balances at December 31, 2005	5,923,561	$19,581	1,523,695	$2	$678	$(17,031)	$(16,351)

The accompanying notes are an integral part of these financial statements.

KERBEROS PROXIMAL SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(7,489)	$(4,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property and equipment	31	1
Depreciation and amortization	96	60
Stock-based compensation expense	22	(1)
Issuance of common stock for services rendered	—	4
Non-cash interest expense	4	17
Changes in operating assets and liabilities:
Accounts receivable	(203)	—
Inventories	(77)	(189)
Prepaid expenses and other current assets	162	(134)
Accounts payable and accrued liabilities	250	(123)

Net cash used in operating activities	(7,204)	(4,474)

Cash flows from investing activities:
Acquisition of property and equipment	(130)	(64)
Proceeds from disposal of property and equipment	—	1

Net cash used in investing activities	(130)	(63)

Cash flows from financing activities:
Proceeds from term loan	2,000	—
Proceeds from issuance of preferred stock, net	—	12,880
Proceeds from issuance of common stock	2	2

Net cash provided by financing activities	2,002	12,882

Net increase (decrease) in cash and cash equivalents	(5,332)	8,345

Cash and cash equivalents, beginning of period	10,234	1,889

Cash and cash equivalents, end of period	$4,902	$10,234

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$52	$—

Supplemental disclosure of noncash investing and financing activities:
Conversion of notes payable to preferred stock	—	1,000
Issuance of warrants in conjunction with loan agreement	34	137

The accompanying notes are an integral part of these financial statements.

KERBEROS PROXIMAL SOLUTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1—FORMATION AND BUSINESS OF THE COMPANY:

Kerberos Proximal Solutions, Inc. (the “Company”) was incorporated in Delaware on June 20, 2001. The Company has focused on the development of medical devices in developing proprietary technology in the field of embolic protection. The Company’s technology is a proximal embolic protection catheter for recovering debris dislodged during angioplasty for plaque removal and/or stent placement procedures, or intravascular thrombectomy. The Company was in the development stage through the year ended December 31, 2004. In 2005, the Company began its planned principal operations and began generating significant revenue.

The accompanying financial statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities in the normal course of business. From inception, the Company has incurred recurring losses from operations and has been unable to generate positive cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company has been able to fund its operating losses to date primarily through the sale of convertible preferred stock and a term loan. The ability of the Company to profitably market its products and manage its operating expenses to a level that can be financed by existing cash is critical to the Company’s ability to continue as a going concern. Management plans to grow product revenue, manage expenses and obtain additional funds through new financings. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2—SUMMARY OF SIGNIFICANT ACCCOUNTING POLICIES:

Reclassifications

Certain amounts in the comparative financial statements have been reclassified to conform with the current year presentation. These reclassifications and restatements did not impact previously reported total assets, liabilities or net loss.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities, at the date of purchase, of three months or less to be cash equivalents. Cash and cash equivalents are comprised of demand accounts.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, prepaid expenses, accounts receivable, and other current assets, accounts payable and accrued liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the term loan approximates fair value.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand accounts at one financial institution. At times, such deposits may be in excess of insured limits. The Company performs ongoing credit evaluations of its customers’ financial condition. The Company has not experienced any losses on its deposits of cash and cash equivalents or accounts receivable balances.

To achieve profitable operations, the Company must successfully develop, manufacture, and market its current and future products. There can be no assurance that any such products can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such products will be successfully marketed. These factors could have a material adverse effect upon the Company’s financial results, financial position and future cash flows.

Most of the products developed by the Company require clearance from the U.S. Food and Drug Administration (“FDA”) or foreign regulatory agencies prior to commercial sales. There can be no assurance the Company’s future products will receive the necessary clearance. If the Company was denied clearance or clearance was delayed, it might have a material adverse impact on the Company.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first in, first out (“FIFO”) method. Market value is determined as the lower of replacement cost or net realizable value.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and is depreciated on a straight-line basis over the estimated useful lives, generally one to five years. Amortization of leasehold improvements is computed using the straight-line basis over the shorter of the remaining lease term or the estimated useful life of the related asset. Upon sale or retirement of assets, the cost and related accumulated deprecation and amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows. The Company has not identified any such impairment losses to date.

Revenue Recognition

The Company’s revenue is derived from sales of products to end users, primarily hospitals.

The Company recognizes revenue on product sales upon shipment, provided that at the time of shipment, there is evidence of contractual arrangement with the customer; the fee is fixed or determinable; collection of the resulting receivable is reasonably assured; title and risk of loss has passed and there are no significant remaining obligations. If those criteria are not met, then revenue is not recognized until the criteria are satisfied. The Company does not provide its customers with rights of return.

Research and Development Expenditures

Research and development costs consist of salaries, consultant expenses (including stock-based compensation), and supplies, which are expensed as incurred.

Income Taxes

The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes (“SFAS 109”). SFAS 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statements and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Should income tax rates legislatively change, the deferred tax assets and liabilities will be adjusted in the period of change. Deferred tax assets are reduced by a valuation allowance to the extent that realization is not considered more likely than not of occurring.

Stock-Based Compensation

The Company has elected to follow the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations, including Financial Accounting Standards Board (“FASB”) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (“FIN 44”), in accounting for its employee stock options. Under APB 25, no compensation expense is recorded for stock option grants to employees with an exercise price equal to the estimated fair value of the underlying stock, as determined by the Company’s Board of Directors at the date of grant. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure (“SFAS 148”).

Had the Company recorded compensation expense based on the estimated grant-date fair value, as defined by SFAS No. 123, the Company’s net loss would have been increased to the pro forma amounts indicated below:

	Years Ended December 31,
	2005	2004
Net loss, as reported	$(7,489)	$(4,109)
Deduct: Stock-based employee compensation expense determined under a fair value method	(13)	(6)

Pro forma net loss	$(7,502)	$(4,115)

The effects of applying SFAS 123 are not likely to be representative of the effect on reported net loss for future years.

In accordance with the provisions of the minimum value method prescribed by SFAS 123, the fair value of each option grant was estimated using the following assumptions:

	Years Ended December 31,
	2005	2004
Risk-free interest rate	4%	3%
Expected life (in years)	4	3
Expected dividend	0%	0%

The weighted average fair value of options granted to employees during the years ended December 31, 2005 and 2004 was $0.05 and $0.03 per share, respectively.

The Company accounts for stock-based compensation arrangements with nonemployees in accordance with the Emerging Issues Task Force (“EITF”) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. The Company records the expense of such services based on the estimated fair value of the equity instrument using the Black-Scholes pricing model. The value of the equity instrument is charged to earnings over the term of the service agreement.

Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 123R (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the year ending December 31, 2006. The Company has determined they will use the Black-Scholes option pricing model to value share-based compensation arrangements and will be required to use the prospective method of adoption. The Company has not completed its evaluation of the impact of adoption.

On June 29, 2005, the FASB issued FSP No. FAS 150-5 Issuers Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable. The FSP clarifies that freestanding warrants and similar instruments on shares that are redeemable should be accounted for as liabilities under FASB Statement No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity regardless of the timing of the redemption feature or price, even though the underlying shares may be classified as equity. The FSP is effective for the Company in the year ending December 31, 2006. The Company currently has outstanding warrants to purchase Series C redeemable convertible preferred stock that may be considered a liability under FSP No. FAS 150-5, however the Company has not completed its evaluation of the impact of adoption.

NOTE 3—INVENTORIES:

The components of inventories consist of the following (in thousands):

	December 31,
	2005	2004
Raw materials	$121	$9
Work-in-progress	62	—
Finished goods	83	180

	$266	$189

NOTE 4—PROPERTY AND EQUIPMENT, NET:

Property and equipment, net consisted of the following (in thousands):

	December 31,
	2005	2004
Laboratory equipment	$220	$162
Office equipment and furniture	127	114
Leasehold improvements	—	29

	347	305
Less: Accumulated depreciation and amortization	(150)	(111)

	$197	$194

Depreciation and amortization expense for the years ended December 31, 2005 and 2004 was $96,000 and $60,000, respectively.

NOTE 5—INCOME TAXES:

Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes at enacted rates. A summary of deferred tax assets and liabilities is as follows (in thousands):

	December 31,
	2005	2004
Net operating loss carryforwards	$5,503	$2,500
Tax credits	450	277
Capitalized start-up costs	1,036	914
Accruals and other	10	8

	6,999	3,699
Less: Valuation allowance	(6,999)	(3,699)

Net deferred assets	$—	$—

At December 31, 2005, the Company had federal and California net operating loss carryforwards of approximately $13.8 million available to reduce future taxable income, if any. At December 31, 2005, the Company had approximately $248,000 and $305,000, respectively, of federal and California credits to offset future taxes payable. The net operating loss carryforwards and credits will expire at various dates beginning in 2014 through 2024, if not utilized.

Utilization of the net operating loss carryforward may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss before utilization.

NOTE 6—CONVERTIBLE NOTES PAYABLE:

In January, March and December 2003, the Company issued convertible promissory notes in the amount of $500,000, $1.0 million and $1.0 million, respectively. Interest on these notes accrued at 12% per annum for the January note and prime plus 1% for the March and December notes, and was payable at time of maturity or conversion. The notes and accrued interest automatically convert into a subsequent round of preferred stock. In 2003 the full amount of the January and March convertible notes payable and accrued interest was converted into Series A-1 and B-1 redeemable convertible preferred stock, respectively. In 2004 the full amount of the December convertible note payable and accrued interest was converted into Series B-2 redeemable convertible preferred stock.

NOTE 7—BORROWINGS:

In November 2004, the Company entered into a Loan and Security Agreement for $4.0 million that provides for two draw downs in principal amounts of $2.0 million through December 31, 2005 and $2.0 million through March 31, 2006. Interest on the loan accrues at the prime-rate plus 4.75% (12% at December 31, 2005) and is fixed on the date of each draw down. Principal and interest is due in thirty-six monthly installments with the first nine installments of the first draw-down and the first six installments of the second draw-down representing interest only.

Pursuant to the agreement, in November 2004 the Company issued warrants to purchase 55,517 shares of Series C redeemable convertible preferred stock at an exercise price of $3.12 per share. The warrants expire on the earliest of: (i) the tenth anniversary of the warrant date, or (ii) a public offering. The Company determined the fair value of these warrants using the Black-Scholes option pricing model with the following assumptions: expected life of 10 years; a risk free interest rate of 4.5%; expected dividend yield of zero; volatility of 70% and a deemed fair value of the preferred stock of $3.12. The value ascribed to this warrant upon its issuance was $137,000 and was recorded as additional paid-in-capital. The amount of the warrant is amortized to interest expense over the minimum life of the agreement. Amortization expense for the years ended December 31, 2005 and 2004 was $107,000 and $15,000, respectively.

In October 2005, the Company drew down $2.0 million under the agreement at a fixed interest rate of 11.5%. In connection with this draw down, the Company issued to the lender a warrant to purchase 13,880 shares of Series C redeemable convertible preferred stock at $3.12 per share. The warrants expire on the earliest of: (i) the tenth anniversary of the warrant date, or (ii) a public offering. The Company determined the fair value of these warrants using the Black-Scholes option pricing model with the following assumptions: expected life of 10 years; a risk free interest rate of 4.55%; expected dividend yield of zero; volatility of 70% and a deemed fair value of the preferred stock of $3.12. The relative fair value of the warrant was determined to be approximately $34,000. The amount allocated to the warrant has been recorded as a discount against the borrowing and will be amortized to interest expense over the 37-month term of the loan.

In conjunction with any future draw downs on the $2.0 million term loan available until March 31, 2006, the Company is obligated to issue warrants to purchase up to 13,880 shares of Series C preferred stock at $3.12 per share.

Aggregate annual payments due on the term loan at December 31, 2005 are as follows (in thousands):

For the years ending December 31,
2006	$621
2007	1,013
2008	760

2,394
Less: Amount representing interest	394

2,000
Less: Unamortized discount	(31)

1,969
Less: Current portion	(384)

Long-term portion	$1,585

NOTE 8—COMMITMENTS:

The Company leases certain office space and equipment under noncancelable operating leases that expire at various times through January 31, 2008. Certain of these leases contain renewal and purchase option clauses.

Future minimum payments under noncancelable operating leases with initial terms of one year or more at December 31, 2005 are approximately as follows:

2006	$299
2007	309
2008	26

$634

Rent expense was approximately $230,000 and $122,000, for the years ended December 31, 2005 and 2004, respectively.

NOTE 9—REDEEMABLE CONVERTIBLE PREFERRED STOCK:

At December 31, 2005, redeemable convertible preferred stock (“preferred stock”) consisted of the following:

Series	Issuance Date	Shares Authorized	Shares Issued and Outstanding	Proceeds (Net)	Liquidation Value
A	December 2001	1,414,255	1,414,255	$1,412,186	$1,414,255
A-1	June 2003	332,085	332,085	474,852	498,128
B-1	June 2003	363,736	363,736	3,813,784	4,000,000
B-2	January 2004	290,215	290,215	2,989,446	3,000,000
C	November 2004	3,700,000	3,523,270	10,891,023	11,000,000

		6,100,291	5,923,561	$19,581,291	$19,912,383

The holders of the preferred stock have various rights and preferences as follows:

Voting Rights

Each holder of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted on the record date for the vote or consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the common stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.

Dividend Right

Holders of the Company’s preferred stock are entitled to receive cash dividends at the rate of 8% compounded annually, of the original issue price per annum on each outstanding share of Series A, Series A-1, Series B-1, Series B-2, and Series C preferred stock. The original issue price of Series A preferred stock shall be $1.00 per share; the Series A-1 preferred stock shall be $1.50 per share; the Series B-1 preferred stock shall be $11.00 per share; the Series B-2 preferred stock shall be $10.34 per share; and the Series C preferred stock shall be $3.1221 per share. Such dividends shall be payable when and as declared by the Board of Directors, or upon liquidation, dissolution or winding up of the Company.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of the company, each shareholder of preferred stock shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of preferred stock equal to the applicable original issue price plus all declared and unpaid dividends. If, upon any such liquidation, dissolution or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of preferred stock of the liquidation preferences, then such assets or consideration shall be distributed among the holders of preferred stock of the liquidation preferences, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

A consolidation or merger of the Company with or into any other corporation or corporations, acquisition by any other corporation or corporations, or a sale of all or substantially all of the assets or voting control of the Company in which the prior shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation is deemed to be a liquidation.

Conversion

Any shares of preferred stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of common stock. The number of shares of common stock to which the holder of preferred stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable preferred conversion rate then in effect by the number of shares of preferred stock, as the case may be, being converted. The conversion rate of preferred stock shall be the quotient obtained by dividing the applicable original issue price by the applicable preferred conversion price, which is initially the applicable original issue price of each share. If at any time the Company elects for a subdivision/combination of the outstanding common stock without a corresponding subdivision/combination of preferred stock, the Company pays a dividend or other distribution of common stock, or the Company elects for a capital reorganization of the common stock or a merger with another corporation the preferred conversion price shall be adjusted accordingly.

NOTE 10—STOCKHOLDERS’ DEFICIT:

Common Stock

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 15.0 million shares of common stock. Common stockholders are entitled to dividends if and when declared by the Board of Directors, subject to the rights of holders of all classes of stock outstanding having priority rights as to dividends. There have been no dividends declared to date. The holder of each share of common stock is entitled to one vote.

In May 2004, the Company issued 15,000 shares of common stock for services rendered at an estimated fair value of $4,000.

Stock Option Plan

On October 30, 2001, the Company adopted the 2001 Stock Incentive Plan as amended on June 9, 2005 (the “Plan”), that provides for the granting of options, other rights or restricted stock to employees, directors and consultants. Options may be granted with an exercise price not less than the fair value of the Company’s common stock, as determined by the Board of Directors, at the date of grant. At December 31, 2005, the total shares of common stock reserved for issuance under the Plan were 541,240. The vesting provisions of individual stock options are determined by the Board of Directors. Generally, options vest over a three to four year period and expire 10 years after the date of grant. However, no options granted to a 10% owner are exercisable after the expiration of five years from the date of grant. At December 31, 2005, there were 2,251,944 stock options outstanding under the Plan. In November 2001, the Company granted 185,000 options to purchase common stock outside of the Plan of which 30,000 were outstanding at December 31, 2005. In 2004, the Company granted 17,500 options to purchase common stock outside of the Plan all of which were outstanding at December 31, 2005.

Option activity (including options issued outside the Plan) was as follows:

	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price
Balances at December 31, 2003	293,397	648,853	$0.20
Additional shares reserved	650,000	—
Options granted	(468,016)	485,516	0.29
Options exercised	—	(7,403)	0.22
Options cancelled	12,647	(12,647)	0.22

Balances at December 31, 2004	488,028	1,114,319	0.24
Additional shares reserved	1,246,250	—
Options granted	(1,270,440)	1,270,440	0.35
Options exercised	—	(7,913)	0.25
Options cancelled	77,402	(77,402)	0.34

Balances at December 31, 2005	541,240	2,299,444	$0.30

The options outstanding and currently exercisable by exercise price at December 31, 2005 were as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$ 0.20	632,138	6.91	$0.20	617,563	$0.20
0.26	272,616	8.34	0.26	227,921	0.26
0.30	17,500	8.56	0.30	17,500	0.30
0.35	1,318,940	9.39	0.35	136,295	0.35
0.45	58,250	9.93	0.45	—	—

	2,299,444	8.59	$0.30	999,279	$0.24

As provided for by the Plan, under the terms of certain individual option agreements, the options are fully exercisable on the grant date, subject to the Company’s repurchase right. The repurchase rights lapse over the options’ vesting period of generally three to four years. Of the options exercisable at December 31, 2005, 121,111 are unvested and therefore would be subject to repurchase if exercised.

Stock-Based Compensation

Stock-based compensation expense related to stock options granted to non-employees is recognized as earned. At each reporting date, the Company revalues the stock-based compensation for the unearned element using the Black-Scholes option pricing model. As a result, the stock-based compensation expense will fluctuate as the fair market value of the common stock fluctuates. During the years ended December 31, 2005 and 2004, the Company recognized compensation expense of $22,000 and $(1,000), respectively, relating to stock options granted to nonemployees for services rendered.

NOTE 11—SUBSEQUENT EVENTS:

In February 2006 the Company drew down an additional $2.0 million on the Loan and Security Agreement and issued a warrant to purchase 13,880 shares of Series C redeemable convertible preferred stock as provided for in the agreement.

On June 9, 2006 the Company signed a term sheet for a $15.0 million Series D preferred stock financing to issue up to 4,023,821 shares at $3.73 per share. Included in the agreement was a put option that provided for shareholders to invest up to $4.5 million if the Company were to sign a Letter of Intent that includes material terms, such as a merger, acquisition agreement or agreement to sell the Company’s assets. In July 2006, the put option was exercised for $4.5 million to purchase 1,207,146 shares of Series D preferred stock at $3.73 per share.

KERBEROS PROXIMAL SOLUTIONS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$2,077	$4,902
Accounts receivable	337	203
Inventories	539	266
Prepaid expenses and other current assets	57	114

Total current assets	3,010	5,485
Property and equipment, net	211	197
Other assets	24	32

Total assets	$3,245	$5,714

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$194	$114
Accrued liabilities	298	401
Term loan, current position	1,404	384

Total current liabilities	1,896	899
Preferred stock warrant liability	198	—
Term loan, net of current position	2,552	1,585

Total liabilities	4,646	2,484

Commitments (Note 7)
Redeemable convertible preferred stock, $0.001 par value, 6,100,291 shares authorized; 5,923,561 shares issued and outstanding at June 30, 2006 and December 31, 2005 (Liquidation value $19,912 at June 30, 2006)	19,581	19,581
Stockholders’ deficit:
Common stock: $0.001 par value, 15,000,000 shares authorized; 1,636,206 and 1,523,695 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	2	2
Additional paid-in capital	508	678
Accumulated deficit	(21,492)	(17,031)

Total stockholders’ deficit	(20,982)	(16,351)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$3,245	$5,714

The accompanying notes are an integral part of these condensed financial statements.

KERBEROS PROXIMAL SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2006	2005
Net Revenue	$1,163	$230

Costs and expenses:
Product	637	104
Research and development	921	950
Selling, general and administrative	3,858	2,558

Total costs and expenses	5,416	3,612

Loss from operations	(4,253)	(3,382)
Interest and other income and (expense), net	(208)	39

Net loss	$(4,461)	$(3,343)

The accompanying notes are an integral part of these condensed financial statements.

KERBEROS PROXIMAL SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(4,461)	$(3,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property and equipment	2	—
Depreciation and amortization	59	20
Stock-based compensation expense	11	10
Non-cash interest expense	15	—
Changes in operating assets and liabilities:
Accounts receivable	(134)	(72)
Inventories	(273)	(46)
Prepaid expenses and other current assets	57	143
Other assets	8	(17)
Accounts payable	80	(88)
Accrued liabilities	(152)	130

Net cash used in operating activities	(4,788)	(3,263)

Cash flows from investing activities:
Acquisition of property and equipment	(75)	(67)

Net cash used in investing activities	(75)	(67)

Cash flows from financing activities:
Proceeds from term loan	2,000	—
Proceeds from exercise of options to purchase common stock	38	2

Net cash provided by financing activities	2,038	2

Net decrease in cash and cash equivalents	(2,825)	(3,328)
Cash and cash equivalents, beginning of period	4,902	10,234

Cash and cash equivalents, end of period	$2,077	$6,906

Supplemental disclosure of cash flow information:
Cash paid for interest	$202	$—
Supplemental disclosure of noncash investing and financing activities:
Issuance of warrants in conjunction with loan agreement	28	—

The accompanying notes are an integral part of these condensed financial statements.

KERBEROS PROXIMAL SOLUTIONS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1––Organization and Basis of Presentation:

Organization

Kerberos Proximal Solutions, Inc. (the “Company”) was incorporated in Delaware on June 20, 2001. The Company has focused on the development of medical devices in developing proprietary technology in the field of embolic protection. The Company’s technology is a proximal embolic protection catheter for recovering debris dislodged during angioplasty for plaque removal and/or stent placement procedures, or intravascular thrombectomy. The Company was in the development stage through the year ended December 31, 2004. In 2005, the Company began its planned principal operations and began generating significant revenue.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair statement have been included. The results for the six month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006, or for any future period. These unaudited condensed financial statements and notes should be read in conjunction with the audited financial statements and the notes thereto as of December 31, 2005. Certain items in the prior period’s financial statements have been reclassified to conform to the current period’s format.

NOTE 2—Stock-Based Compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards or SFAS No. 123 (R), Share-Based Payment (revised 2004), using the prospective transition method, which requires the measurement and recognition of compensation expense for all share-based payment awards made to the Company’s employees and directors including stock options and employee stock purchases related to the Employee Stock Purchase Plan. The Company’s financial statements as of and for the six months ended June 30, 2006 reflect the impact of SFAS 123(R). In accordance with the prospective transition method, the Company’s financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). Share-based compensation expense recognized is based on the value of the portion of share-based payment awards that is ultimately expected to vest. Share-based compensation expense recognized in the Company’s Condensed Statements of Operations for the six months ended June 30, 2006 includes compensation expense for share-based payment awards granted subsequent to December 31, 2005 based on the fair value estimated in accordance with the provisions of SFAS 123(R). In conjunction with the adoption of SFAS 123(R), the Company elected to attribute the value of share-based compensation to expense using the straight-line method, which was previously used for its pro forma information required under SFAS 123.

In connection with the adoption of SFAS 123(R), the Company estimated the fair value of each stock option on the date of grant using the Black-Scholes option valuation model using the following weighted-average assumptions:

Six Months Ended June 30, 2006
Stock Options:
Expected volatility	45%-47%
Risk free interest rate	4.82%-5.15%
Dividend yield	0%
Expected life	4.5-4.7 years
Weighted average fair value of stock options granted	$0.23

The expected term of stock options represents the weighted-average period the stock options are expected to remain outstanding and is based on the observed and expected time to post-vesting exercise and post-vesting cancellations of options by employees. Upon the adoption of SFAS 123(R), the Company used an average peer group volatility in deriving its expected volatility assumption as allowed under SFAS 123(R) and SAB 107, Interpretations of Share-based Payment Arrangements for Public Companies. Prior to January 1, 2006, the Company used the minimum value method. The risk-free interest rate assumption is based upon observed interest rates appropriate for the term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

As stock-based compensation expense recognized in the Condensed Statements of Operations for the six months ended June 30, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience. In the Company’s pro forma information required under SFAS 123 for the periods prior to January 1, 2006, the Company accounted for forfeitures as they occurred.

The effect of recording stock-based compensation expense for the six months ended June 30, 2006 and 2005 are as follows (in thousands):

	Six Months Ended June 30,
	2006	2005
Stock-based compensation expense by type of award:
Employee stock options	$5	$—
Non-employees	6	11

Total stock-based compensation expense	$11	$11

Prior to the adoption of SFAS 123(R), the Company accounted for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board or APB Opinion No. 25, Accounting for Stock Issued to Employees, and its interpretations and complied with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock- Based Compensation-Transition and Disclosure—an amendment of FASB Statement No. 123. Under APB Opinion No. 25, compensation expense is based on the difference, if any, on the date of the grant between the fair market value of the Company’s stock and the exercise price. Employee stock-based compensation is amortized on a straight-line basis over the vesting period of the underlying options.

As of June 30, 2006, the total unamortized compensation cost related to unvested stock-based awards granted to employees under the Company’s stock option plan was approximately $79,000 net of forfeitures. This cost will be amortized on a straight-line basis over the remaining weighted average requisite service period of approximately four years.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force or EITF Issue No. 96-18, Accounting for Equity Instruments that Are Issued to

Other Than Employees for Acquiring, or in Conjunction with Selling Goods, or Services, which require that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest. Non-employee stock-based compensation expense is being recognized over the vesting periods of the related options, generally three to four years.

SFAS 123(R) requires the Company to present pro forma information for the comparative period prior to the adoption as if it had accounted for all of its stock options under the fair value method of SFAS 123. The fair value of these options was estimated using the minimum value method at the dates of grant with the following assumptions: expected volatility of 0%, a risk-free interest rate of 3.54%-3.88%, a dividend yield of 0%, and an expected life of 4.0 years.

The following table illustrates the pro forma information regarding the effect on net loss if the Company had accounted for the share-based employee compensation under the fair value method of accounting (in thousands):

Six Months Ended June 30, 2005
Net loss, as reported	$(3,343)
Deduct: Employee total stock-based compensation determined under fair value method	(7)

Pro forma net loss	$(3,350)

Disclosures for the six months ended June 30, 2006 are not presented because stock-based employee compensation was accounted for under SFAS 123(R)’s fair value method during this period.

NOTE 3—Common Stock

The Company’s Articles of Incorporation, as amended, authorize the Company to issue 15.0 million shares of common stock. Common stockholders are entitled to dividends if and when declared by the Board of Directors, subject to the rights of holders of all classes of stock outstanding having priority rights as to dividends. There have been no dividends declared to date. The holder of each share of common stock is entitled to one vote.

In May 2004, the Company issued 15,000 shares of common stock for services rendered at an estimated fair market value of $4,000.

NOTE 4—Stock Option Plan

On October 30, 2001, the Company adopted the 2001 Stock Incentive Plan as amended on June 9, 2005 (the Plan), that provides for the granting of options, other rights or restricted stock to employees, directors and consultants. Options may be granted with an exercise price not less than the fair market value of the Company’s common stock, as determined by the Board of Directors, at the date of grant. At June 30, 2006, the total shares of common stock reserved for issuance under the Plan was 437,853. The vesting provisions of individual stock options are determined by the Board of Directors. Generally, options vest over a three to four year period and expire 10 years after the date of grant. However, no options granted to a 10% owner are exercisable after the expiration of five years from the date of grant. At June 30, 2006, there were 2,242,820 stock options outstanding under the Plan. In November 2001, the Company granted 185,000 options to purchase common stock outside of the Plan of which 30,000 were outstanding at June 30, 2006. In 2004, the Company granted 17,500 options to purchase common stock outside of the Plan of which 17,500 were outstanding at June 30, 2006.

Option activity (including options issued outside the Plan) was as follows:

		Outstanding Options
	Shares Available For Grant	Number Of Shares	Range of Exercise Prices	Aggregate Price
Balances, December 31, 2005	541,240	2,299,444	$ 0.20-0.35	$689,833

Reservation of shares	—	—
Options granted	(197,500)	197,500	0.50	98,250
Options exercised	—	(112,511)	0.20-0.35	(37,598)
Options cancelled	94,113	(94,113)	0.20-0.50	(40,936)

Balances, June 30, 2006	437,853	2,290,320	$ 0.20-0.50	$709,549

Options outstanding and currently exercisable by exercise price at June 30, 2006 were as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Avg Price
$0.20	625,938	6.41	$0.20	568,878	$0.20
0.26	255,616	7.85	0.26	171,742	0.26
0.30	17,500	8.06	0.30	17,500	0.30
0.35	1,138,516	8.77	0.35	420,583	0.35
0.45	58,250	9.43	0.45	7,521	0.45
0.50	194,500	9.77	0.50	—	0.50

	2,290,320	8.12	$0.31	1,186,224	$0.26

As provided for by the plan, under the terms of certain individual option agreements, the options are fully exercisable on the grant date, subject to the Company’s repurchase right. The repurchase rights lapse over the options’ vesting period of generally three to four years. Of the options exercisable at June 30, 2006, 110,489 are unvested and therefore would be subject to repurchase if exercised.

NOTE 5—Inventories:

The components of inventories consisted of the following:

	June 30, 2006	December 31, 2005
Raw materials	$218	$121
Work in process	33	62
Finished goods	288	83

	$539	$266

NOTE 6—Borrowings:

In November 2004, the Company entered into a Loan and Security Agreement for $4.0 million that provides for two draw downs in principal amounts of $2.0 million through December 31, 2005 and $2.0 million through March 31, 2006. Interest on the loan accrues at the prime-rate plus 4.75% and is fixed on the date of each draw down. Principal and interest is due in thirty-six monthly installments with the first nine installments of the first draw-down and the first six installments of the second draw-down representing interest only.

Pursuant to the agreement, in November 2004 the Company issued warrants to purchase 55,517 shares of Series C redeemable convertible preferred stock at an exercise price of $3.12 per share. The warrants expire on the earliest of: (i) the tenth anniversary of the warrant date, or (ii) a public offering. The Company determined the fair value of these warrants using the Black-Scholes option pricing model with the following assumptions: expected life of 10 years; a risk free interest rate of 4.5%; expected dividend yield of zero; volatility of 70% and a deemed fair market value of the preferred stock of $3.12. The value ascribed to this warrant upon its issuance was $137,000 and was recorded as additional paid-in-capital. The amount of the warrant is amortized to interest expense over the minimum life of the agreement. Amortization expense for the six months ended June 30, 2006 and 2005 was $27,000 and $53,000, respectively.

In October 2005, the Company drew down $2.0 million under the agreement at a fixed interest rate of 11.5%. In connection with this draw down, the Company issued to the lender a warrant to purchase 13,880 shares of Series C redeemable convertible preferred stock at $3.12 per share. The warrants expire on the earliest of: (i) the tenth anniversary of the warrant date, or (ii) a public offering. The Company determined the fair value of these warrants using the Black-Scholes option pricing model with the following assumptions: expected life of 10 years; a risk free interest rate of 4.55%; expected dividend yield of zero; volatility of 70% and a deemed fair market value of the preferred stock of $3.12. The fair value of the warrant was determined to be approximately $34,000. The amount allocated to the warrant has been recorded as a discount against the borrowing and will be amortized to interest expense over the 37-month term of the loan.

In February 2006, the Company drew down the remaining $2.0 million under the agreement at a fixed interest rate of 12.5%. In connection with this draw down, the Company issued to the lender a warrant to purchase 13,880 shares of Series C redeemable convertible preferred stock at $3.12 per share. The warrants expire on the earliest of: (i) the tenth anniversary of the warrant date, or (ii) a Public offering. The Company determined the fair value of these warrants using the Black-Scholes option pricing model with the following assumptions: expected life of 10 years; a risk free interest rate of 4.66%; expected dividend yield of zero; volatility of 46% and a deemed fair market value of the preferred stock of $3.12. The relative fair value of the warrant was determined to be approximately $28,000. The amount allocated to the warrant has been recorded as a discount against the borrowing and will be amortized to interest expense over the 37-month term of the loan.

Aggregate annual payments due on the term loan at June 30, 2006 are as follows (in thousands):

For the years ending December 31,
2006 (remaining six months)	$857
2007	1,937
2008	1,685
2009	155

4,634
Less: Amount representing interest	(633)

4,001
Less: Unamortized discount	(45)

3,956
Less: Current portion	(1,404)

Long-term portion	$2,552

NOTE 7—Commitments:

The Company leases certain office space under noncancelable operating leases that expire at various times through January 31, 2008. Certain of these leases contain renewal and purchase option clauses.

Future minimum payments under noncancelable operating leases with initial terms of one year or more at June 30, 2006 were approximately as follows:

	Payments Due by Period (in thousands)
Contractual Obligations	Total	2006 (remaining 6 months)	2007	2008
Operating Leases	$499	$163	$310	$26

NOTE 8—Recent Accounting Pronouncements:

In June 2006, the FASB issued FASB Interpretation No. 48 or FIN 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that we recognize in our financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of our 2007 fiscal year, with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact of adopting this new standard.

NOTE 9—Change in Accounting Principle:

On June 29, 2005, the FASB issued Staff Position 150-5, Issuer’s Accounting under FASB Statement No. 150 (“SFAS 150”) for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable (“FSP 150-5”). FSP 150-5 affirms that such warrants are subject to the requirements of SFAS 150, regardless of the timing of the redemption feature or the redemption price. Therefore, under SFAS 150, the freestanding warrants that are related to the Company’s convertible preferred stock are liabilities that should be recorded at fair value and marked to market at each reporting period. The Company previously accounted for its freestanding warrants for the purchase of convertible preferred stock under Paragraph 16 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. The Company adopted FSP 150-5 as of January 1, 2006 and reclassified the value of the warrants to liability. For the six month period ended June 30, 2006, the impact of the change in accounting principle had no material affect on the reported net loss.

NOTE 10—Subsequent Events:

In September 2006 the Company paid off the $4.0 million in term loans that it had borrowed under the Loan and Security Agreement entered into in November 2004. The payoff resulted in the recognition of approximately $45,000 in interest expense related to the unamortized discount on the loans.

On September 12, 2006, FoxHollow completed its acquisition of 100% of the outstanding stock of Kerberos. In connection with the acquisition FoxHollow issued common stock with a fair value of approximately $11.2 million and paid approximately $18.6 million in cash and $1.5 million in acquisition-related transaction fees and expenses for a total purchase price of approximately $31.3 million. In addition to the initial closing payment, FoxHollow may be obligated to make additional contingent earnout payments based on sales of Kerberos products. The earnout payments would be made in the fourth quarters of 2008 and 2009 in an amount equal to 2 1/2 times sales for the periods from September 1, 2007 to August 31, 2008 and from September 1, 2008 to August 31, 2009, less the value of all prior payments made by FoxHollow in connection with the acquisition. Such earnout payments are capped at $117 million.

Item 9.01 (b) Unaudited Pro Forma Financial Information

FoxHollow Technologies, Inc.

and

Kerberos Proximal Solutions, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 12, 2006, FoxHollow completed its acquisition of 100% of the outstanding stock of Kerberos. In connection with the acquisition FoxHollow issued 389,653 shares of its common stock with a fair value of approximately $11.2 million and paid approximately $18.6 million in cash and $1.5 million in acquisition-related transaction fees and expenses for a total purchase price of approximately $31.3 million. The amount of common stock issued as closing consideration was determined using the average closing price of FoxHollow’s common stock for the ten consecutive day trading period ending on September 12, 2006.

In addition to the initial closing payment, FoxHollow may be obligated to make additional contingent earnout payments based on sales of Kerberos products. The earnout payments would be made in the fourth quarters of 2008 and 2009 in an amount equal to 2 1/2 times sales for the periods from September 1, 2007 to August 31, 2008 and from September 1, 2008 to August 31, 2009, less the value of all prior payments made by FoxHollow in connection with the acquisition. Such earnout payments are capped at $117 million.

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of our acquisition of Kerberos on September 12, 2006 (the “Transaction”) on our historical financial position and our results of operations. We have derived our historical financial data for the year ended December 31, 2005 from our audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2005. We have derived our historical financial data as of and for the six months ended June 30, 2006 from our unaudited condensed financial statements included in the Form 10-Q for the quarter ended June 30, 2006. We have derived Kerberos’ historical financial data as of and for the year ended December 31, 2005 from Kerberos’ audited financial statements, and have derived Kerberos’ historical financial data as of and for the six months ended June 30, 2005 from Kerberos’ unaudited condensed financial statements all included in this Form 8-K/A.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 assume that the Transaction took place on January 1, 2005. The unaudited pro forma condensed combined balance sheet as of June 30, 2006 assumes that the Transaction took place on that date. The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Transaction occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. In addition, FoxHollow and Kerberos may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances and which are expected to have a continuing effect on the combined results. A final determination of fair values relating to the Kerberos acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of Kerberos that exist as of the date of the completion of the Kerberos acquisition. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes contained in the annual, quarterly and other reports filed by us with the SEC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2006

(in thousands)

	Historical FoxHollow	Historical Kerberos	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$24,140	$2,077	$(18,608	)(1)	$2,125
			(1,487	)(2)
			(3,997	)(5)
Short-term investments	41,661	—	—		41,661
Accounts receivable, net	25,073	337	—		25,410
Inventories, net	13,463	539	—		14,002
Prepaid expenses and other current assets	1,583	57	—		1,640

Total current assets	105,920	3,010	(24,092)		84,838

Property and equipment, net	8,700	211	—		8,911
Other assets	568	24	—		592
Intangibles, net	—	—	12,490	(3)	12,490
Goodwill	—	—	19,933	(4)	19,933

Total assets	$115,188	$3,245	$8,331		$126,764

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$6,610	$194	$—		$6,804
Accrued liabilities	12,125	298	—		12,423
Deferred revenue	3,926	—	—		3,926
Term loan, current position	—	1,404	(1,404	)(5)	—

Total current liabilities	22,661	1,896	(1,404)		23,153
Preferred stock warrant liability	—	198	(198	)(1)	—

Term loan, net of current position	—	2,552	(2,552	)(5)	—

Total liabilities	22,661	4,646	(4,154)		23,153

Redeemable convertible preferred stock	—	19,581	(19,581	)(1)	—

Stockholders’ equity (deficit):
Common stock	25	2	(2	)(1)	25
Additional paid-in capital	195,214	508	(508	)(1)	206,343
			11,129	(1)
Deferred stock-based compensation	(3,469)	—	—		(3,469)
Other comprehensive loss	(31)	—	—		(31)
Accumulated deficit	(99,212)	(21,492)	21,492	(1)	(99,257)
			(45	)(5)

Total stockholders’ equity (deficit)	92,527	(20,982)	32,066		103,611

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$115,188	$3,245	$8,331		$126,764

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(in thousands, except per share amounts)

	Historical FoxHollow	Historical Kerberos	Pro Forma Adjustments	Pro Forma Combined
Revenue:
Product	$125,362	$743	$—	$126,105
Research collaboration	2,794	—		2,794

Net revenue	128,156	743	—	128,899

Costs and expenses:
Product	39,335	464		39,799
Research collaboration	614	—		614
Research and development	10,321	2,173		12,494
Selling, general and administrative	91,396	5,603		96,999
Amortization of purchased intangible assets	—	—	1,561 (6)	1,561

Total costs and expenses	141,666	8,240	1,561	151,467

Loss from operations	(13,510)	(7,497)	(1,561)	(22,568)

Interest and other income and expense, net	1,899	8		1,907

Net loss	$(11,611)	$(7,489)	$(1,561)	$(20,661)

Net loss per common share:
Basic and diluted	$(0.51)	$(4.92)		$(0.88)

Weighted-average number of shares used in per common share calculations:
Basic and diluted	22,975	1,523		23,365 (7)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2006

(in thousands, except per share amounts)

	Six Months Ended June 30, 2006
	Historical FoxHollow	Historical Kerberos	Pro Forma Adjustments	Pro Forma Combined
Revenue:
Product	$92,534	$1,163	$—	$93,697
Research collaboration	2,280	—		2,280

Net revenue	94,814	1,163	—	95,977

Costs and expenses:
Product	21,735	637		22,372
Research collaboration	1,828	—		1,828
Research and development	8,909	921		9,830
Selling, general and administrative	77,738	3,858		81,596
Amortization of purchased intangible assets	—	—	781 (6)	781

Total costs and expenses	110,210	5,416	781	116,407

Loss from operations	(15,396)	(4,253)	(781)	(20,430)

Interest and other income and expense, net	1,290	(208)		1,082

Net loss	$(14,106)	$(4,461)	$(781)	$(19,348)

Net loss per common share:
Basic and diluted	$(0.57)	$(2.75)		$(0.77)

Weighted-average number of shares used in per common share calculations:
Basic and diluted	24,581	1,623		24,971 (7)

Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Kerberos’ tangible and intangible assets and liabilities based on their estimated fair values as of the date of completion of the Kerberos acquisition. The preliminary estimated consideration is allocated as follows:

FoxHollow common stock issued		$11,179
Cash		18,608
Direct transaction costs		1,437

Total purchase price		$31,224

Assets and liabilities acquired/assumed
Cash and cash equivalents	$468
Accounts receivable, net	324
Inventories, net	566
Prepaid expenses and other current assets	142
Property and equipment, net	194
Accounts payable	(226)
Accrued liabilities	(1,173)

Net assets acquired		295

Intangible assets
Existing technology	12,300
Customer relationships	190

Total intangible assets acquired		12,490

Goodwill		18,439

Total		$31,224

A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of Kerberos that exist as of the date of the completion of the Kerberos acquisition. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data. Among the factors that could affect the preliminary fair value estimates are changes in actual inventory balances, changes in the net realizable value of property and equipment, and changes in accrued liability and accounts payable balances.

(1)	Represents the acquisition of 100% of Kerberos’ 10.4 million common shares outstanding as of September 12, 2006 and $7.0 million in liquidation preference for approximately 364,000 shares of Series B-1 and approximately 290,000 shares of B-2 preferred stock in exchange for $18.6 million in cash and $11.2 million, or 389,653 shares, of FoxHollow’s common stock. The exchange resulted in the elimination of Kerberos’ historical equity accounts at June 30, 2006. The amount of common stock issued as closing consideration was determined using the average closing price of FoxHollow’s common stock for the ten consecutive day trading period ending on September 12, 2006.

(2)	Represents expected payment for deferred financing costs and direct transaction fees and expenses.

(3)	Of the total estimated purchase price, $12.5 million has been allocated to technology rights and customer relationships that are expected to be amortized over a weighted average life of 8.0 years. This adjustment is preliminary and is based on management’s estimates. The amount ultimately allocated to intangible assets may differ materially from this preliminary allocation.

Identification and allocation of value to the identified intangible assets was based on the provisions of Statement of Financial Accounting Standard No. 141, “Business Combinations,” (“FAS 141”). The fair value of the identified intangible assets was estimated by performing a discounted cash flow analysis using the “income” approach. This method includes a forecast of direct revenues and costs associated with the respective intangible assets and charges for economic returns on tangible and intangible assets utilized in cash flow generation. Net cash flows attributable to the identified intangible assets are discounted to their present value at a rate commensurate with the perceived risk. The projected cash flow assumptions considered contractual relationships, customer attrition, eventual development of new technologies and market competition.

The estimates of expected useful lives are based on guidance from FAS No. 141 and take into consideration the effects of competition, regulatory changes and possible obsolescence. The useful lives of technology rights are based on the number of years in which net cash flows have been projected. The useful lives of customer relationships were estimated based upon estimated customer attrition rates.

(4)	Of the total purchase price, $20.0 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets acquired. Kerberos’ technology will provide a greater diversity of products and enhanced research and development capability, which will allow FoxHollow to pursue an expanded market opportunity. In addition there is significant potential for improved manufacturing performance. These opportunities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but will be reviewed at least annually for impairment, or more frequently if certain triggering events occur. In the event that management determines that the value of goodwill has become impaired, the Company will incur an expense in the amount of the impairment during the fiscal quarter in which the determination is made.

(5)	Represents repayment of outstanding balance on Loan and Security Agreement of $4.0 million and immediate vesting of warrants issued to lender resulting in $45,000 in non-cash interest expense.

(6)	Reflects amortization of intangibles related to management’s preliminary estimate of the fair value of intangible assets acquired. This adjustment is preliminary and based on management’s estimates. The amount ultimately allocated to intangible assets may differ materially from this preliminary allocation and will be based on management’s final valuation of the acquired intangible assets

(7)	Reflects the issuance of 389,653 shares of our common stock to Kerberos shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: September 22, 2006	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer